UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2006
ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in charter)

Maryland	1-16755	84-1592064

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 708-5959
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On January 5, 2007, Archstone-Smith Trust (“ASN”) announced that J. Lindsay Freeman, ASN’s Chief Operating Officer, will retire on December 31, 2007, and three management changes that will precede or coincide with Mr. Freeman’s retirement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by referenced herein in its entirety.
Charles E. Mueller, Jr.
     The Board of Trustees of ASN appointed Charles E. Mueller, Jr., age 43, as Chief Operating Offer as of January 1, 2008. Since December 1998, Mr. Mueller has been the Chief Financial Officer and has had responsibility for the planning and execution of the company’s financial strategy, balance sheet management and corporate operations. Mr. Mueller oversees the company’s accounting, financial reporting, corporate finance, investor relations, corporate and property tax, due diligence, risk management, human resources, national marketing and ancillary services. He is a member of the National Multi-Housing Council Executive Committee and Board of Directors, the Real Estate Roundtable President’s Council and a Director of Colorado UpLIFT and Denver K-Life.
Jack R. Callison, Jr.
     The Board of Trustees of ASN appointed Jack R. Callison, age 36, as President-U.S. Operations. Mr. Callison will assume his new position at a time to be determined during 2007. Since February 2006, Mr. Callison has been Executive Vice President-East Operations and has had responsibility for the oversight of the company’s East Region community operations, which is comprised of more than 35,000 apartment units in the greater Washington D.C. metropolitan area, New York City, Boston, Southeast Florida and Atlanta, and represents over 55% of the company’s net operating income. From July 2005 to January 2006, Mr. Callison was Executive Vice President — National Operations, where he was responsible for many of the company’s operating and technology-related initiatives in addition to overseeing human resources, national marketing, and ancillary services. Between March 1997 and July 2005, Mr. Callison was Senior Vice President — Finance and has held numerous management positions in the company’s capital markets, investor relations, real estate due diligence and accounting departments. Mr. Callison is also a certified public accountant.
Gerald R. Morgan
     The Board of Trustees of ASN appointed Gerald R. Morgan, age 43, as Chief Financial Officer as of January 1, 2008. Since March 2006, Mr. Morgan has been Senior Vice President-National Operations and has had responsibility for national operations and corporate services departments including human resources, marketing and ancillary services. From January 2000 to November 2005, Mr. Morgan was a Partner serving as the chief operating officer and chief financial officer of Francisco Partners, a $2.5 billion private equity fund, where he was responsible for finance, accounting, investor relations, human resources and portfolio company reporting. From July 1993 to December 1999, he held various financial positions with Security Capital Group Incorporated, most recently as a Senior Vice President serving as the chief financial officer of two London-based real estate investment funds.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Exhibits.

Exhibit 99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH TRUST
Dated: January 5, 2007	By:	/s/ Thomas S. Reif
		Name:	Thomas S. Reif
		Title:	Group Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release